                           Offer to Purchase for Cash
                           All Outstanding Shares of
                 Class A Common Stock and Class B Common Stock
                                       of
                              NCS HEALTHCARE, INC.
                                       at
                              $3.50 NET PER SHARE
                                       by
                             NCS ACQUISITION CORP.,
                          a wholly-owned subsidiary of
                                 OMNICARE, INC.

--------------------------------------------------------------------------------
    THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY
      TIME, ON THURSDAY, SEPTEMBER 5, 2002, UNLESS THE OFFER IS EXTENDED.
--------------------------------------------------------------------------------

                                                                  August 8, 2002

To Our Clients:

    Enclosed for your consideration are the Offer to Purchase, dated August 8, 2002, and the related Letter of Transmittal (which together, as amended, supplemented or otherwise modified from time to time, constitute the 'Offer') in connection with the offer by Omnicare, Inc., a Delaware corporation ('Omnicare'), through NCS Acquisition Corp., a Delaware corporation ('Purchaser') and a wholly-owned subsidiary of Omnicare, to purchase for cash all of the issued and outstanding shares of class A common stock, par value $0.01 per share ('Class A Common Stock'), of NCS HealthCare, Inc., a Delaware corporation (the 'Company'), and all of the issued and outstanding shares of class B common stock, par value $0.01 per share (the 'Class B Common Stock' and, together with Class A Common Stock, the 'Shares'), of the Company. We are the holder of record of Shares held for your account. A tender of such Shares can be made only by us as the holder of record and pursuant to your instructions. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Shares held by us for your account.

    We request instructions as to whether you wish us to tender any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the Offer to Purchase and the related Letter of Transmittal.

    Your attention is invited to the following:

    1. The tender price is $3.50 per Share, net to you in cash, without interest.

    2. The Offer and withdrawal rights expire at 12:00 Midnight, New York City time, on Thursday, September 5, 2002, unless the Offer is extended.

    3. The Offer is conditioned upon, among other things, the following:

      (i) There being validly tendered and not properly withdrawn prior to the Expiration Date (as defined in the Offer to Purchase) of the Offer that number of Shares representing, together with the Shares owned by Omnicare, at least a majority of the total voting power of all the outstanding securities of the Company entitled to vote generally in the election of directors or in a merger, calculated on a fully diluted basis after consummation of the Offer.

      (ii) The Agreement and Plan of Merger, dated as of July 28, 2002, by and among Genesis Health Ventures, Inc. ('Genesis'), Geneva Sub, Inc. and the Company (as may be





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            amended the 'Genesis Agreement') having been terminated on such terms as may be satisfactory to Omnicare.

     (iii) The Voting Agreement by and among Jon H. Outcalt, the Company and Genesis and the Voting Agreement by and among Kevin B. Shaw, the Company and Genesis, each dated as of July 28, 2002, as each may be amended, having been terminated on such terms as may be satisfactory to Omnicare.

     (iv) The provisions of Section 203 of the Delaware General Corporation Law not applying to or otherwise restricting the Offer and the Proposed Merger (as defined in the Offer to Purchase) or any subsequent business combination involving the Company and Omnicare.

     (v) Any waiting periods under applicable antitrust laws having expired or terminated.

     (vi)   The Company's stockholders not having approved the Genesis
            Agreement.

     (vii) The Company not having entered into or effectuated any agreement or transaction with any person or entity having the effect of impairing Omnicare's ability to acquire the Company or otherwise diminishing the expected economic value to Omnicare of the acquisition of the Company.

     (viii) The provisions of Article VI of the Company's Amended and Restated Certificate of Incorporation being inapplicable to the Offer and the Proposed Merger.

     (ix) The termination fee provision in the Genesis Agreement having been invalidated or the obligation to pay any amounts pursuant to such provision having been terminated, without any termination fee, or any portion thereof, having been paid by the Company or any of its affiliates pursuant to the Genesis Agreement.

    4. Any stock transfer taxes applicable to the sale of Shares to Purchaser pursuant to the Offer will be paid by Purchaser, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

    If you wish to have us tender any or all of your Shares, please so instruct us by completing, executing, detaching and returning to us the instruction form on the detachable part hereof. An envelope to return your instructions to us is enclosed. If you authorize tender of your Shares, all such Shares will be tendered unless otherwise specified on the detachable part hereof. YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF BY THE EXPIRATION OF THE OFFER.

    The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Shares in any jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the laws of such jurisdiction. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of Purchaser by Merrill Lynch & Co., the Dealer Manager for the Offer, or by one or more registered brokers or dealers licensed under the laws of such jurisdiction.

    Payment for Shares purchased pursuant to the Offer will in all cases be made only after timely receipt by The Bank of New York (the 'Depositary') of
(a) certificates representing the Shares tendered or timely confirmation of the book-entry transfer of such Shares into the account maintained by the Depositary at The Depository Trust Company (the 'Book-Entry Transfer Facility'), pursuant to the procedures set forth in Section 4 of the Offer to Purchase, (b) the Letter of Transmittal, properly completed and duly executed, with any required signature guarantees or an Agent's Message (as defined in the Offer to Purchase), in connection with a book-entry delivery, and (c) any other documents required by the Letter of Transmittal. Accordingly, payment may not be made to all tendering stockholders at the same time depending upon when certificates for or confirmations of book-entry transfer of such Shares into the Depositary's account at the Book-Entry Transfer Facility are actually received by the Depositary. UNDER NO CIRCUMSTANCES WILL INTEREST BE PAID ON THE PURCHASE PRICE OF THE SHARES TO BE PAID BY PURCHASER, REGARDLESS OF ANY EXTENSION OF THE OFFER OR ANY DELAY IN MAKING SUCH PAYMENT.

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


                        INSTRUCTIONS WITH RESPECT TO THE
                           OFFER TO PURCHASE FOR CASH
                           ALL OUTSTANDING SHARES OF
                 CLASS A COMMON STOCK AND CLASS B COMMON STOCK
                                       OF
                              NCS HEALTHCARE, INC.

    The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated August 8, 2002, and the related Letter of Transmittal, in connection with the offer by Omnicare through Purchaser to purchase all of the outstanding shares of class A common stock, par value $0.01 per share ('Class A Common Stock'), of NCS HealthCare, Inc. (the 'Company') and all of the outstanding shares of class B common stock, par value $0.01 per share ('Class B Common Stock' and, together with Class A Common Stock, the 'Shares'), of the Company.

    This will instruct you to tender the number of Shares indicated below held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer to Purchase and the related Letter of Transmittal.

-----------------------------------------       ------------------------------------
  Number of Shares of Class A Common                          Signature(s)
       Stock to be Tendered:

                                  Shares*
-----------------------------------------       ------------------------------------
  Number of Shares of Class B Common                  Please type or print name(s)
       Stock to be Tendered:

                                                ------------------------------------
                                                      Please type or print address

                                  Shares*
-----------------------------------------       ------------------------------------
                                                     Area Code and Telephone Number

Dated:
-----------------------------------------       ------------------------------------
                                                       Taxpayer Identification or
                                                         Social Security Number

* Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.

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